UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2018

PUGET SOUND ENERGY, INC.

A Washington Corporation

(Exact name of registrant as specified in its charter)

1-4393	10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591	91-0374630
(Commission File Number)	(state of incorporation, address of principal executive offices)	(I.R.S. Employer Identification Number)

425-454-6363

(telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2018, Puget Sound Energy, Inc. (the “Company”) entered into the Fifth Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture dated as of December 1, 1997, as modified and supplemented from time to time (the “Indenture”) between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the “Trustee”).

From time to time, the Company has issued, and may in the future issue, senior notes that are secured by pledged first mortgage bonds of the Company (“Senior Secured Notes”).

The Indenture governing the Senior Secured Notes previously provided that on the date that the Company’s first mortgage bonds (other than the pledged first mortgage bonds collateralizing the outstanding Senior Secured Notes) are redeemed, repurchased or otherwise retired (the “Substitution Date”), the pledged first mortgage bonds would be returned to the Company and the Senior Secured Notes would become unsecured obligations of the Company, unless prior to the Substitution Date, the Company opted to deliver to the trustee substitute pledged first mortgage bonds as security for the Senior Secured Notes.

The Supplemental Indenture amends the Indenture to make it mandatory for the Company to deliver to the trustee on the Substitution Date substitute pledged first mortgage bonds, which shall be issued under a new mortgage, in the same principal amount, and with identical terms to the Senior Secured Notes, including interest rate, interest payment dates and stated maturity date and redemption provisions. As a result, the Supplemental Indenture requires the Company to ensure that the Senior Secured Notes outstanding on the Substitution Date, and any Senior Secured Notes issued thereafter, continue to be secured by substitute pledged first mortgage bonds following the Substitution Date.

The foregoing description of the Supplemental Indenture is only a summary and does not purport to be complete. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Fifth Supplemental Indenture dated May 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET SOUND ENERGY, INC.

Dated: May 23, 2018	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer